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SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities (Amendment No.    )
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
UBIQUITEL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 15, 2004

Dear Shareholder:

        You are cordially invited to attend the 2004 annual meeting of shareholders of UbiquiTel Inc., which we will hold on Friday, May 14, 2004, at 9:00 a.m., local time, at our corporate offices at One West Elm Street, Conshohocken, Pennsylvania.

        At the annual meeting, we will ask you to vote on the following matters:

  1.
  To elect three Class I directors, each for a three-year term ending in 2007; and

  2.
  To act on any other matters that properly come before the meeting or any adjournment or postponement of the meeting.

        The UbiquiTel board of directors recommends that you vote for the nominees for director.

        Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and return your proxy.

Sincerely,

Donald A. Harris Chairman, President and Chief Executive Officer

        This proxy statement is dated April 15, 2004 and is first being mailed to UbiquiTel shareholders on or about April 15, 2004.

UBIQUITEL INC.
One West Elm Street, Suite 400
Conshohocken, Pennsylvania 19428

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 14, 2004

To the shareholders of UbiquiTel Inc.:

        We will hold the 2004 annual meeting of shareholders of UbiquiTel Inc. on Friday, May 14, 2004, at 9:00 a.m., local time, at our corporate offices at One West Elm Street, Conshohocken, Pennsylvania, for the following purposes:

  1.
  To elect three Class I directors, each for a three-year term ending in 2007; and

  2.
  To act on any other matters that properly come before the meeting or any adjournment or postponement of the meeting.

        The proposal to elect three Class I directors is described in detail in the accompanying proxy statement. Only holders of record of shares of UbiquiTel common stock at the close of business on April 2, 2004, the record date of the annual meeting, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

        A list of shareholders entitled to vote at the annual meeting will be available for examination by UbiquiTel shareholders, for any purpose germane to the meeting, during ordinary business hours beginning 10 days prior to the date of the annual meeting, at UbiquiTel's executive offices at One West Elm Street, Suite 400, Conshohocken, Pennsylvania.

        Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held at a brokerage firm or bank, you need to provide them with instructions on how to vote your shares.

By Order of the Board of Directors,
Patricia E. Knese Secretary

Conshohocken, Pennsylvania
April 15, 2004

UBIQUITEL INC.
One West Elm Street, Suite 400
Conshohocken, Pennsylvania 19428

PROXY STATEMENT

        This proxy statement contains information related to our 2004 annual meeting of shareholders to be held on Friday, May 14, 2004, at 9:00 a.m., local time, at our corporate offices at One West Elm Street, Conshohocken, Pennsylvania and at any adjournments or postponements thereof. The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are first being mailed to shareholders is April 15, 2004. We are furnishing this proxy statement to shareholders of UbiquiTel as part of the solicitation of proxies by UbiquiTel's board of directors for use at the annual meeting. You should review this information in conjunction with our 2003 annual report to shareholders which accompanies this proxy statement.

TABLE OF CONTENTS

About the Meeting	1
Security Ownership of Certain Beneficial Owners, Directors and Executive Officers	4
Proposal: Election of Class I Directors	6
Board Matters and Corporate Governance	8
Executive Compensation	13
Equity Compensation Plan Information	23
Performance Graph	23
Certain Transactions	24
Relationship With Independent Auditors	25
Fees Paid To Our Independent Auditors	25
Miscellaneous	26
Shareholder Proposals	27
Other Matters	27

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At the annual meeting, we are asking shareholders:

    •
    to elect three Class I directors, each for a three-year term ending in 2007; and

    •
    to act on any other matters that properly come before the meeting or any adjournment or postponement of the meeting.

Who is entitled to notice of, and to vote at the meeting?

        You are entitled to vote, in person or by proxy, at the annual meeting if you owned shares of UbiquiTel common stock as of the close of business (5:00 p.m., EST) on the record date, April 2, 2004. On the record date, 92,579,141 shares of our common stock were issued and outstanding and held by approximately 158 holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the annual meeting.

What shares may I vote?

        You may vote all shares you owned as of the record date. These include (1) shares owned directly in your name as shareholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

        Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those beneficially owned.

        If our shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with regard to those shares. As the shareholder of record, you have the right to grant your proxy directly to us to vote your shares on your behalf at the meeting or the right to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

        If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in "street name," and these materials have been forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting so long as you bring a copy of a brokerage statement reflecting your ownership as of the record date. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from your broker or nominee giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

What constitutes a quorum?

        If a majority of the shares of our common stock outstanding on the record date is represented either in person or by proxy at the annual meeting, a quorum will be present at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Generally, broker non-votes occur when shares held by a broker or other nominee for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares. Brokers and other nominees have discretionary voting power with respect to the election of directors.

How do I vote?

        If you are a shareholder of record, complete and properly sign the accompanying proxy card, and return it to us in the enclosed return envelope as soon as possible, it will be voted as you direct. If you are a shareholder of record and you attend the meeting, you may deliver your completed proxy card in person. If you are a "street name" beneficial owner, complete, properly sign and return the voting instruction card provided to you by your broker or nominee. "Street name" beneficial owners who wish to vote at the meeting will need to obtain a proxy from the broker or nominee that holds their shares.

        All shares of our common stock represented by properly executed proxies received before or at the annual meeting will, unless revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by such proxy card will be voted "FOR" the nominees for Class I directors. You are urged to mark the box on your proxy to indicate how to vote your shares.

Can I vote by telephone or electronically?

        If your shares are held in "street name," please check the voting instruction card provided to you by your broker or nominee or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

        The deadline for voting by telephone or electronically is 11:59 p.m., EST, on May 13, 2004.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy card bearing a later date. In such event, the later submitted vote will be recorded and the earlier vote revoked. The powers of the proxy holders will be suspended if you are a holder of record and attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

        If your shares are held in "street name," you should contact the broker or nominee that holds your shares to change your vote.

What are the board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The board recommends a vote "FOR" the election of the three nominees for Class I directors. See "Proposal: Election of Class I Directors," page 6.

        We do not expect that any other matters will be brought before the annual meeting. If, however, other matters are properly presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters, including any proposal to adjourn or postpone the annual meeting. No proxy that is voted against all of the proposals will be voted in favor of any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies.

How are votes counted?

        In the election of Class I directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more nominees. If you are a shareholder of record and you sign your proxy card with no further instructions and return it, your shares will be voted in accordance with the recommendations of our board of directors (FOR all of the nominees for Class I directors). If you are a beneficial owner and you sign the voting instruction card sent to you by your broker or nominee with no further instruction and return it, your shares will be voted in the discretion of your broker or nominee with respect to the election of Class I directors.

What vote is required to approve the proposal?

        Proposal: Election of Class I Directors.    The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting is required for the election of the Class I directors. A properly executed proxy marked "withhold authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

        Other Items.    In the event other items are properly brought before the annual meeting, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting will be required for approval. A properly executed proxy marked "abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

        As of the record date, our directors and executive officers and their affiliates owned and were entitled to vote approximately 19.4 million shares of our common stock, which represented approximately 21% of the shares of our common stock outstanding on that date. We currently anticipate that all of these persons will vote their and their affiliates' shares in favor of the nominees for election as Class I directors.

Who pays for the preparation of the proxy and soliciting proxies?

        We will pay the cost of preparing, assembling and mailing the proxy statement and the accompanying notice of annual meeting, proxy card and annual report to shareholders. In addition to the use of mail, our directors, officers and employees may solicit proxies by telephone or other electronic means or in person. These persons will not receive additional compensation for soliciting proxies. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and we will reimburse them for reasonable out-of-pocket expenses.

Can I see a list of shareholders entitled to vote?

        Any shareholder of record as of the record date may examine a complete list of shareholders entitled to vote at the annual meeting so long as it is for a purpose germane to the annual meeting. Such a list will be available in these circumstances, during ordinary business hours, at our executive offices located at One West Elm Street, Suite 400, Conshohocken, Pennsylvania for a period of ten days prior to the annual meeting and at the meeting itself.

What should I have received to enable me to vote?

        Your package from us should contain this proxy statement, the accompanying notice of annual meeting, a proxy card, and our 2003 annual report to shareholders. This package is being mailed on or about April 15, 2004.

How can I obtain additional copies?

        If you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

UbiquiTel Inc.		American Stock Transfer & Trust Company
One West Elm Street, Suite 400		59 Maiden Lane
Conshohocken, Pennsylvania 19428	or	New York, New York 10038
Attention: Secretary		Telephone: (212) 936-5100
Telephone: (610) 832-3300

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
AND EXECUTIVE OFFICERS

        The table below sets forth information regarding the beneficial ownership of UbiquiTel's common stock as of April 2, 2004, by the following individuals or groups:

    •
    each person or entity who is known by us to own beneficially more than 5% of our common stock;

    •
    each of our directors and nominees for directors;

    •
    each of our executive officers; and

    •
    all of our directors, director nominees and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Shares of UbiquiTel's common stock that are subject to stock options that are presently exercisable or exercisable within 60 days of April 2, 2004 are deemed to be outstanding and beneficially owned by the person holding the stock options for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

        Unless indicated otherwise below, the address of our directors and executive officers is c/o UbiquiTel Inc., One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428. Except as indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Ownership
Bruce E. Toll (1)(16) BRU Holding Co., LLC	7,403,842	8.0
Donald A. Harris (2)(17)	6,601,802	6.9
The Ponderosa Telephone Co. (3)	6,250,756	6.8
Trellus Management Company, LLC (4)	4,750,661	5.1
Joseph N. Walter (5) The Walter Group, Inc.	2,804,487	3.0
Robert A. Berlacher (6) Lancaster Investment Partners, L.P.	2,723,550	2.9
Eve M. Trkla (7)	1,402,857	1.5
Dean E. Russell (8)(17)	744,000	*
Peter Lucas (9)(16)	724,857	*
James J. Volk (10)(17)	245,500	*
Matthew J. Boos (11)	180,277	*
David L. Zylka (12)(17)	175,875	*
Patricia E. Knese (13)(17)	115,250	*
Andrew W. Buffmire (14)(17)	103,500	*
James E. Blake (15)(16)	42,500	*
All directors, director nominees and executive officers as a group (13 persons)	23,268,297	24.1

*
Less than 1%.

(1)
Includes 22,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 2, 2004. Also includes 7,381,342 shares held by BRU Holding

  Co., LLC. Mr. Toll, a director of UbiquiTel, is the sole member of BRU Holding Co., LLC. The address of Mr. Toll and BRU Holding Co., LLC is 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006.

(2)
Includes 2,540,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 2, 2004. Also includes 240,000 shares held by the Harris Family Trust, 21,000 shares held in equal amounts by individual custodial trusts for Mr. Harris' three minor children and 1,000 shares held in an individual retirement account of Mr. Harris' spouse, as to which shares Mr. Harris, a director of UbiquiTel, disclaims beneficial ownership.

(3)
The address of The Ponderosa Telephone Co. is 47034 Road 201, P.O. Box 21, O'Neals, California 93645. Matthew J. Boos, a director of UbiquiTel, is the general manager of The Ponderosa Telephone Co.

(4)
Information presented is based on a Schedule 13G/A dated March 1, 2004 by Trellus Management Company, LLC reporting that it beneficially owned, as of December 31, 2003, 4,750,661 shares of UbiquiTel common stock. The address of Trellus Management Company, LLC is 350 Madison Avenue, 9th Floor, New York, New York 10017.

(5)
Includes 22,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 2, 2004. Also includes 2,531,904 shares held by The Walter Group, Inc. Mr. Walter, a director of UbiquiTel, is a principal of The Walter Group, Inc. and may be deemed to be the beneficial owner of the shares held by The Walter Group, Inc. Mr. Walter disclaims beneficial ownership of such shares. The address of Mr. Walter and The Walter Group, Inc. is 516 36th Avenue East, Seattle, Washington 98112.

(6)
Includes 22,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 2, 2004. Also includes 2,001,000 shares held by Lancaster Investment Partners, L.P. Mr. Berlacher, a director of UbiquiTel, is President of LIP Advisors, Inc., the general partner of Lancaster Investment Partners, L.P. The address of Mr. Berlacher and Lancaster Investment Partners, L.P. is 1150 First Avenue, Suite 600, King of Prussia, Pennsylvania 19406.

(7)
Includes 22,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 2, 2004. Also includes 1,380,357 shares held by the spouse of Ms. Trkla, as to which shares Ms. Trkla disclaims beneficial ownership. The address of Ms. Trkla, a director of UbiquiTel, is 50 Dunham Road, Beverly, Massachusetts 01915.

(8)
Includes 700,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 2, 2004. Also includes 35,000 shares held by the spouse of Mr. Russell, as to which shares Mr. Russell disclaims beneficial ownership.

(9)
Includes 22,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 2, 2004. The address of Mr. Lucas, a director of UbiquiTel, is 1733 H Street, #330-141, Blaine, Washington 98230.

(10)
Includes 150,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 2, 2004.

(11)
Includes 28,334 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 2, 2004. The address of Mr. Boos, a director of UbiquiTel, is 47034 Road 201, P.O. Box 21, O'Neals, California 93645.

(12)
Includes 150,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 2, 2004.

(13)
Includes 106,250 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 2, 2004.

(14)
Includes 75,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 2, 2004.

(15)
Represents 42,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 2, 2004, which options are held by a family limited partnership of which Mr. Blake, a director of UbiquiTel, is the general partner. Mr. Blake disclaims beneficial ownership of the options. The address of Mr. Blake is 65 Baynard Park Road, Hilton Head Island, South Carolina 29928.

(16)
The named person is a Class I director nominee.

(17)
The named person is an executive officer of UbiquiTel.

PROPOSAL: ELECTION OF CLASS I DIRECTORS

        We have a staggered board of directors currently fixed at nine members. Our board of directors is divided into three classes of directors, with three directors each in Class I, Class II and Class III, with one class elected each year at our annual meeting of shareholders for a three-year term. There is a vacancy for a Class II director, which our board of directors may seek to fill prior to the expiration of the three-year term in 2005.

        The Class I directors' terms expire at the annual meeting. The independent members of the board of directors have nominated each of James E. Blake, Peter Lucas and Bruce E. Toll to stand for re-election as a Class I director, each for a three-year term expiring in 2007.

        We expect each nominee for election as a Class I director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless UbiquiTel's board chooses to reduce the number of Class I directors serving on the board.

        UbiquiTel's board of directors recommends shareholders vote "FOR" the election of the three nominees as Class I directors.

        The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting by the holders of shares of our common stock entitled to vote at the annual meeting is required for the election of these nominees as Class I directors.

Nominees for Election as Directors

        The following information is given with respect to the nominees for election as Class I directors at the annual meeting, as of April 2, 2004.

        James E. Blake, 76, has been a director since September 2000. Mr. Blake is a consultant to domestic and international telecommunications partnerships, engineering and electronic mass communication companies. In his role, he utilizes his unique experience in PCN in the United Kingdom, and cellular in the United States to assist companies in organizational development, financing and strategic planning. Mr. Blake served as Chairman of the Board of Coral Systems, Incorporated, Longmont, Colorado, from 1991 to 1995, which developed, marketed and supported integrated products and services to improve wireless telecommunications carriers' acquisition and retention processes. While at Coral Systems, Incorporated, he counseled management on strategies for financing and marketing, and facilitated establishment of domestic and foreign distribution channels. Prior to that, he was Chief Executive Officer of MicroTel from January 1990 to February 1991,

President of Cellular One from December 1983 to December 1989 and President of Pyle-National from 1976 to 1983. Mr. Blake is a cum laude graduate in Business Administration from Syracuse University.

        Peter Lucas, 49, has been a director since our inception and also served as our Interim Chief Financial Officer from inception until July 2001, except for a two-month period during 2000. Mr. Lucas is the General Manager of CBT Wireless Investments, L.L.C., an investment fund that makes debt and equity investments in private and public entities. Mr. Lucas also serves as Treasurer and a director of WesTower, LLC. From April 1997 to September 1999, he served as Chief Financial Officer of WesTower Corporation, a then publicly-traded provider of telecommunications sites and wireless network services. Mr. Lucas also served as Chief Financial Officer of Cotton Valley Resources Corporation, a Dallas-based public oil and gas company, from August 1995 to April 1997. Mr. Lucas received a Bachelor of Commerce degree from the University of Alberta.

        Bruce E. Toll, 60, has been a director since September 2000. Mr. Toll is a founder and Vice-Chairman of Toll Brothers, Inc. (NYSE: TOL). Mr. Toll co-founded Toll Brothers, Inc. in 1967, which today is the leading builder of luxury homes in the United States. Mr. Toll is a principal of BET Associates, L.P. Mr. Toll holds a Bachelor of Arts degree from the University of Miami and attended the graduate school of business at the University of Miami.

BOARD MATTERS AND CORPORATE GOVERNANCE

Directors Continuing in Office

        The following information is provided with respect to the directors who are not nominees for election as directors at the annual meeting, as of April 2, 2004.

Name	Age	Class	Term Expiring
Donald A. Harris	51	III	2006
Robert A. Berlacher	49	III	2006
Matthew J. Boos	48	II	2005
Eve M. Trkla	41	II	2005
Joseph N. Walter	51	III	2006

        Donald A. Harris has served as our President and Chief Executive Officer and as a director since our inception and was appointed Chairman of the Board in May 2000. Mr. Harris has more than 19 years of experience in the telecommunications industry, and is the former president of Comcast Cellular Communications, Inc., and a former senior vice president of Comcast Corporation. He also participated in Comcast's efforts on the board of Nextel. Mr. Harris managed the build-out of and had operating responsibility for Comcast's cellular operations in Pennsylvania, New Jersey and Delaware with over 8 million residents. Mr. Harris also was responsible for Comcast's PCS experimental trials. Prior to joining Comcast in February 1992, Mr. Harris was Vice President/General Manager of PacTel Cellular's Los Angeles office, the then largest traditional cellular operation in the United States. He also held several senior management positions with PacTel, including Vice President of Corporate Development, and President and Chief Executive Officer of the San Francisco Cellular Partnership. Mr. Harris began his career in the wireless communications industry as a consultant with McKinsey & Company. Mr. Harris is a graduate of the United States Military Academy at West Point and holds a Master of Business Administration degree from Columbia University.

        Robert A. Berlacher has been a director since our inception. Mr. Berlacher is President of LIP Advisors, Inc., the general partner of Lancaster Investment Partners, L.P., a technology, telecommunications and healthcare investment partnership based in King of Prussia, Pennsylvania. Mr. Berlacher also is a co-founder and director of EGE Holdings, Ltd., a holding company with ownership interests in investment banking, money management and venture capital. While co-founding EGE Holdings, Ltd., Mr. Berlacher also was a Managing Director of Boenning & Scattergood, Inc. from January 1997 to September 1999, and was a Managing Director and shareholder of Pacific Growth Equities, Inc. from March 1995 to January 1997. Mr. Berlacher received a Bachelor of Science degree in Business Administration-Finance from Cornell University.

        Matthew J. Boos became a director in August 2001 in connection with UbiquiTel's acquisition of VIA Wireless LLC. Prior to the acquisition, Mr. Boos served as secretary-treasurer of VIA Wireless and as a member of its members committee. During the past twelve years, Mr. Boos has been the general manager of The Ponderosa Telephone Co., a full service communications provider located in O'Neals, California, and its subsidiary companies, Ponderosa Cablevision, Ponderosa Internet and Ponderosa Long Distance, where he is responsible for all of the day to day operations. He is a board member of two of The Ponderosa Telephone Co.'s affiliated local wireline exchange companies, Table Top Telephone Company, Inc. and Tularosa Basin Telephone Company, Inc. He also serves as an outside director for three local exchange companies headquartered in Oregon. Mr. Boos joined Ponderosa as its financial director in 1989 and was promoted to his current position in 1992. Prior to his positions with Ponderosa, Mr. Boos was a senior consultant with GVNW Inc./Management in Oregon, a national provider of consulting services to telecommunications companies, and previously held management positions with Continental Telephone in Bakersfield, California. Mr. Boos also previously served nine years on the board of directors of the California Telephone Association, the state trade organization for all local exchange companies in California, and three years on the board of directors of the United States Telecom Association, the leading national broad-based association for the local exchange carrier industry. Mr. Boos received his Bachelor of Science degree in Business Administration from California State University, Fresno.

        Eve M. Trkla has been a director since our inception. Ms. Trkla is the co-founder, Senior Managing Director and Chief Financial Officer of Brookwood Financial Partners, L.P. and its affiliated companies, Brookwood Securities Partners, L.P. and Brookwood Management Partners, L.P. Ms. Trkla oversees the financial administration of Brookwood and its affiliates and the origination, evaluation, structuring and acquisition of real estate and private company investments. Brookwood is a Boston-based private investment and merchant-banking firm which specializes in acquiring and managing real estate and in providing equity and bridge financing to private companies. Prior to co-founding Brookwood, Ms. Trkla was the senior credit officer at The First National Bank of Ipswich, where she created and managed the credit administration function for this $130 million community bank. Ms. Trkla spent the first eight years of her career at the First National Bank of Boston as a lender specializing in large corporate acquisition finance. Ms. Trkla currently serves on the boards of directors of several private companies in which Brookwood has invested. Ms. Trkla is a cum laude graduate of Princeton University.

        Joseph N. Walter has been a director since our inception. Mr. Walter founded The Walter Group, Inc., an international consulting and project management firm specializing in telecommunications companies, in 1988 and currently serves as its Chairman and Chief Executive Officer. In January 2000, The Walter Group sold its consulting and project management group to Wireless Facilities, Inc. (Nasdaq: WFII). The Walter Group continues to maintain investments in a variety of telecommunications-based companies. Prior to establishing The Walter Group, Mr. Walter served as Senior Vice President for McCaw Cellular Communications, Inc. and was responsible for the corporate headquarters group of the company. During his tenure at McCaw Cellular, Mr. Walter also was responsible for establishing McCaw Space Technologies, Inc. and McCaw Government Services, Inc. He served with McCaw Cellular from 1983 to 1988. Mr. Walter holds undergraduate degrees in biological science and social ecology from the University of California, Irvine and a Master of Business Administration degree from the University of Washington.

Compensation of Directors

        Each of our independent directors who is not an employee of UbiquiTel or its subsidiaries receives an annual fee of $12,000 for serving on our board, plus a $1,000 fee for each regularly scheduled or special meeting he or she attends, and a $1,000 fee for each committee meeting he or she attends. In addition, independent directors receive upon joining our board an option to purchase 20,000 shares of UbiquiTel's common stock at an exercise price equal to the fair market value of the stock on the date of grant vesting in equal installments over three years. Each independent director continuing in office receives annually on the date of the annual shareholders' meeting an option to purchase 7,500 shares of UbiquiTel's common stock at an exercise price equal to the fair market value of the stock on the date of grant vesting in its entirety on the date of grant.

Board of Directors Independence

        Our board of directors reviews the relationships that each director has with us and other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable rules of The Nasdaq Stock Market, Inc. ("Nasdaq") and applicable rules and regulations of the SEC and who the board of directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The board of directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members' current and historic relationships with us and our subsidiaries; their relationships with management and other directors; the relationships their current and former employers have with us and our subsidiaries, if any; and the relationships between us and other companies of which our board members are directors or executive officers, if any. After evaluating these factors, the board of directors has determined that, presently, six of its eight members, including all members of the audit and compensation committees, are "independent" as defined by the applicable rules of Nasdaq and all applicable rules and regulations of the SEC. These six directors are: Robert A. Berlacher, James E. Blake, Matthew J. Boos, Bruce E. Toll, Eve M. Trkla and Joseph N. Walter.

        In accordance with the recently revised Nasdaq rules, independent members of our board of directors will meet in executive session without management present, and are scheduled to do so at least two times per year. The board of directors will designate an independent director as the presiding director for these meetings.

Meetings and Committees of the Board

        The board of directors met six times during 2003. Our directors attended more than 75% of the total number of meetings of the board and committees on which they served in 2003, except for Mr. Walter, who attended 64% of the total number of meetings of the board and the compensation committee. The board of directors has a standing audit committee and compensation committee and from time to time establishes special committees to address specific board matters.

        While we encourage all members of our board of directors to attend our annual shareholders' meetings, there is no formal policy as to their attendance at annual shareholders' meetings. Five of the eight members of our board of directors attended the 2003 annual shareholders' meeting.

        Audit Committee.    During 2003 and through the date of this proxy statement, Matthew J. Boos, Bruce E. Toll and Eve M. Trkla served as the members of the audit committee, and Ms. Trkla served as the chair. Each of the members of the audit committee is independent within the meaning of the applicable Nasdaq rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended ("Exhange Act"), and as determined by the board of directors. The board of directors has determined that Ms. Trkla is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended ("Securities Act"), and that the audit committee meets the experience criteria for audit committees under the applicable Nasdaq rules. The audit committee has oversight responsibility for quality and integrity of our consolidated financial statements. The committee meets privately with the independent auditors, has the sole authority to retain and dismiss the independent auditors and reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the committee. The audit committee met seven times during 2003. The primary functions of the audit committee are to oversee: (i) the audit of our consolidated financial statements provided to the SEC and our security holders; (ii) our internal financial and accounting processes; and (iii) the independent audit process. Additionally, the audit committee has responsibilities and authority necessary to comply with Rule 10A-3(b) (2), (3), (4), and (5) of the Exchange Act, concerning the responsibilities relating to: (a) registered public accounting, (b) complaints relating to accounting, internal accounting controls or auditing matters, (c) authority to engage advisors, and (d) funding. The audit committee also is responsible under the applicable Nasdaq rules for reviewing and approving all related party transactions within the meaning of Item 404 of Regulation S-K of the Securities Act. These and other aspects of the audit committee's authority are more particularly described in the audit committee charter filed with UbiquiTel's proxy statement dated April 23, 2003 for its 2003 annual shareholders' meeting, which is available upon request to the Secretary of UbiquiTel Inc. at One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428.

        Compensation Committee.    During 2003, Robert A. Berlacher, James E. Blake, Peter Lucas and Joseph N. Walter served as the members of the compensation committee, and Mr. Blake served as the chair. Mr. Lucas resigned from the compensation committee in January 2004, as the board of directors determined that Mr. Lucas was not then independent within applicable Nasdaq rules finalized in late 2003 due to his receipt of a success payment from UbiquiTel in connection with the completion of its acquisition of VIA Wireless in 2001. Each of the present members of the compensation committee is independent within the meaning of the applicable Nasdaq rules, Rule 10A-3 of the Exchange Act and for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended, and as determined by the board of directors. The compensation committee is responsible for reviewing and approving all compensation arrangements for our executive officers, and is also responsible for administering the equity incentive plan. During 2003, the compensation committee met five times.

Nominations of Directors

        Our board of directors does not have a standing nominating committee or committee performing similar functions and does not have a charter for such purpose. The board of directors has determined that it is appropriate not to have a nominating committee because of the relatively small size of the board of directors, and the entire board of directors (which includes two members that do not meet the definition of "independent" under the applicable rules of Nasdaq) functions in the same capacity as a nominating committee. Director candidates are selected by a majority of the independent directors of the board in accordance with the nomination process set forth in a resolution of the board of directors adopted on March 4, 2004. In selecting the candidates, there is no firm requirement of minimum qualifications or skills that a candidate must possess. The board of directors strives to complement and supplement skills within the board.

        The board of directors will consider director candidates that are recommended by shareholders. Any shareholder that wishes to recommend a director candidate for board consideration should submit complete information of the identity and qualifications of the director candidate pursuant to the procedures set forth under "Shareholder Communications with the Board of Directors" on or before December 15, 2004.

Codes of Ethics

        UbiquiTel has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, and a Code of Ethics for the chief executive officer and senior financial officers. These codes of ethics are available upon request to the Secretary of UbiquiTel Inc. at One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428.

Shareholder Communications with the Board of Directors

        Our board of directors believes that it is important for our shareholders to have a process to send communications to the board. Accordingly, shareholders desiring to send a communication to the board of directors, or to a specific director, may do so by delivering a letter to the Secretary of UbiquiTel Inc. at One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "shareholder-board communication" or "shareholder-director communication." All such letters must identify the author as the shareholder and clearly state whether the intended recipients of the letter are all members of our board of directors or certain specified individual directors. The Secretary will open such communications and make copies, and then circulate them to the appropriate director or directors.

        The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Report of the Audit Committee

        The audit committee's role is to act on behalf of the board of directors in the oversight of all material aspects of our corporate financial reporting and our external audit, including, among other things, our internal control structure, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal requirements that have a significant impact on our financial reports. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls, the audit committee consults with management and our independent auditors regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to engage, and to approve fee arrangements with, our independent auditors. The audit committee operates under a written charter adopted by the committee, which is available upon request to the Secretary of UbiquiTel Inc. at One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428 and which was filed with UbiquiTel's proxy statement dated April 23, 2003 for its 2003 annual shareholders' meeting.

        In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements for fiscal 2003 with management including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee reviewed the financial statements for fiscal 2003 with the independent auditors and discussed with them all of the matters required to be discussed by Statement of Auditing Standards No. 61, including the auditors' judgments as to the quality, not just the acceptability, of UbiquiTel's accounting principles. In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board No. 1 and has discussed with the independent auditors their independence from management and UbiquiTel.

        In 2003, the audit committee adopted a formal policy concerning approval of audit and non-audit services to be provided to UbiquiTel by its independent auditors, PricewaterhouseCoopers LLP. The policy requires that all services to be provided by PricewaterhouseCoopers LLP, including audit services and permitted audit-related and non-audit services, must be pre-approved by the audit committee. The audit committee approved all audit and non-audit services provided by PricewaterhouseCoopers LLP during 2003. The audit committee has considered whether the provision by the independent auditors of non-audit services to UbiquiTel during 2003 was compatible with maintaining the auditors' independence.

        PricewaterhouseCoopers LLP was engaged as our independent auditors on May 15, 2002, concurrent with our dismissal of Arthur Andersen LLP, to serve as our independent auditors for the fiscal year ending December 31, 2002. PricewaterhouseCoopers' report with respect to the year ended December 31, 2003 is in our Annual Report on Form 10-K for the year ended December 31, 2003 and in our 2003 annual report to shareholders. Arthur Andersen LLP was engaged as our independent auditors from the period of our inception (September 29, 1999) through the year ended December 31, 2001 and their audit report with respect to the year ended December 31, 2001 is also included in our Annual Report on Form 10-K for the year ended December 31, 2003 and in our 2003 annual report to shareholders, though such report of Arthur Andersen, as permitted by current SEC rules, was not reissued by it for inclusion in these reports.

        In reliance on the reviews, discussions and representations referred to above, the audit committee recommended to the board of directors that the audited financial statements for fiscal 2003 be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC and in the 2003 annual report to shareholders.

Members of the audit committee Eve M. Trkla, Chair Matthew J. Boos Bruce E. Toll

EXECUTIVE COMPENSATION

        The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference therein.

Report of the Compensation Committee

        The compensation committee of the board of directors reviews and makes determinations regarding compensation provided to our executive officers, including stock compensation. In addition, the compensation committee reviews and makes recommendations on stock compensation arrangements for all of our employees. The compensation committee also administers our amended and restated 2000 equity incentive plan.

What is our policy regarding executive officer compensation?

        Our executive compensation policy is designed to enable us to attract, motivate and retain highly qualified executive officers. The key components of our compensation program are

    •
    base salary;

    •
    annual incentive bonus awards; and

    •
    equity participation in the form of stock options or other equity-based awards under our equity incentive plan.

        In arriving at specific levels of compensation for executive officers, the committee has relied on

    •
    the recommendations of management;

    •
    benchmarks provided by generally available compensation surveys; and

    •
    the experience of committee members and their knowledge of compensation paid by other similar wireless and personal communications services companies.

        The committee also seeks to ensure that an appropriate relationship exists between executive pay and corporate performance. Executive officers also are entitled to customary benefits generally available to all our employees, including group medical, dental and life insurance and our 401(k) plan. We have employment agreements and severance arrangements with some of our executive officers to provide them with the employment security and severance deemed necessary by the committee to retain them.

What are the components of executive compensation?

        Base salary.    In addition to complying with the executive compensation policy and to the requirements of applicable employment agreements, compensation for each of the executive officers for 2003 was based on the executive's duties and responsibilities, the performance of UbiquiTel, both financial and otherwise, and the success of the executive in developing and executing our personal communications services network development, sales and marketing, financing and strategic plans, as appropriate.

        Bonus.    Executive officers received cash bonuses for 2003 ranging from approximately 32% to 108% of base salary based on the degree of our achievement of our financial and other objectives and the degree of achievement by each such officer of his or her individual objectives as approved by the committee.

        Stock options and other equity-based awards.    Equity participation is a key component of our executive compensation program. Under our equity incentive plan, we are permitted to grant stock options as well as other equity-based awards such as stock appreciation rights, limited appreciation rights and restricted stock. To date, stock options have been the sole means of providing equity participation. Stock options are granted to executive officers primarily based on the officer's actual and expected contribution to our development. Options are designed to retain executive officers and motivate them to enhance shareholder value by aligning their financial interests with those of our shareholders. Stock options are intended to provide an effective incentive for management to create shareholder value over the long term since the option value depends on appreciation in the price of our common stock over a number of years.

How is our chief executive officer compensated?

        The compensation committee annually reviews and recommends to the board the compensation of Donald A. Harris, our chief executive officer, in accordance with the terms of his employment agreement, as well as any variations in his compensation the committee feels are warranted. Mr. Harris, as a member of the board, abstains from all decisions of the board with regard to his compensation. The compensation committee believes that in the highly competitive wireless industry in which UbiquiTel operates, it is important that Mr. Harris receive compensation consistent with compensation received by chief executive officers of our competitors. See "—Employment Agreements" for a description of the material terms and conditions of Mr. Harris' employment agreement.

How are we addressing Internal Revenue Code limits on deductibility of compensation?

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We have structured our equity-based compensation plans (i.e., obtained shareholder approval of the equity incentive plan) to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The compensation committee will review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of our compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes. We are not currently subject to the limitations of Section 162(m) because none of our executive officers received cash payments from us during 2003 in excess of $1 million. To the extent that we are subject to the Section 162(m) limitation in the future, the effect of this limitation may be mitigated by our net operating losses, although the amount of any deduction disallowed under Section 162(m) could increase our alternative minimum tax by a portion of such disallowed amount. For information relating to our net operating losses, see our consolidated financial statements included in our 2003 annual report to shareholders.

Members of the compensation committee James E. Blake, Chair Robert A. Berlacher Peter Lucas(1) Joseph N. Walter
(1)
Peter Lucas was a member of the compensation committee during 2003, the period covered by this report, but is no longer a member of the committee.

Compensation Committee Interlocks and Insider Participation

        No member of the compensation committee was at any time during the past fiscal year an officer or employee of us, was formerly an officer of us or any of our subsidiaries, or had any employment relationship with us.

        During the last fiscal year, none of our executive officers served as:

  •
  a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee;

  •
  a director of another entity one of whose executive officers served on our compensation committee; or

  •
  a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of us.

Executive Officers

        The following table presents information with respect to our executive officers, as of April 2, 2004.

Name	Age	Position
Donald A. Harris	51	Chairman of the Board, President and Chief Executive Officer
Dean E. Russell	52	Chief Operating Officer
James J. Volk	40	Chief Financial Officer
Patricia E. Knese	45	Vice President, General Counsel and Secretary
David L. Zylka	43	Chief Technology Officer
Andrew W. Buffmire	57	Vice President-Business Development

        See "BOARD MATTERS AND CORPORATE GOVERNANCE-Directors Continuing in Office" for additional information concerning Mr. Harris.

        Dean E. Russell has been our Chief Operating Officer since October 1999. He is responsible for overseeing all of the functional areas of our operations including sales and marketing, network and field operations and human resources. Prior to joining us, Mr. Russell was part of the executive management team of Education Management Corporation from October 1997 to October 1999. He held various positions with Education Management Corporation including Director of Operations for the Art Institute of Fort Lauderdale and President of the Art Institute International at San Francisco. Previously, Mr. Russell was the General Sales Manager for Comcast Cellular Communications, Inc. in Atlantic City and Cape May County in New Jersey from October 1995 to October 1997. Prior to joining Comcast Cellular Communications, Inc., Mr. Russell served in the United States Army for 20 years before retiring as a Lieutenant Colonel. Mr. Russell has 30 years of leadership experience including hands on experience managing diverse operations. Mr. Russell holds a Bachelor of Science degree in Engineering from the United States Military Academy at West Point, a Master of Education degree from the University of Georgia and a Master of Business Administration degree in International Business from Long Island University.

        James J. Volk joined us as Chief Financial Officer in July 2001 and is responsible for all of the company's financial activities. Prior to that, he served as Regional Vice President of Finance and Chief Financial Officer of Cingular Wireless' East Region since September 2000 where he was responsible for all financial aspects of the region which provided service to approximately 4 million customers. He previously served as Vice President of Finance and Chief Financial Officer of Cingular's Philadelphia market from August 1999 to September 2000. Mr. Volk joined Cingular as Director of International Finance in January 1995 where he was responsible for all financial aspects of the international wireless operations and business development of the Comcast Cellular Division. He also served from May 1998 to August 1999 as Director of Strategic Marketing Planning, where he was responsible for planning and analysis as well as business development for the Comcast Cellular Division. Mr. Volk is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from the University of Delaware and a Master of Business Administration degree from Villanova University.

        Patricia E. Knese joined us in November 2000 as Vice President and General Counsel, and in February 2001 she was appointed our Secretary. From May 1999 to November 2000, Ms. Knese served as Head Transactions and E-Health Counsel for Aetna U.S. Healthcare Inc., the Hartford, Connecticut-based health benefits company, and as General Counsel for InteliHealth Inc., an Aetna Internet subsidiary, where she was responsible for mergers and acquisitions, strategic relationships and investments, and licensing and other e-commerce related legal matters. From September 1993 to

April 1999, she was an attorney at Morgan, Lewis & Bockius LLP in the Business and Finance area of the firm, and served as a federal judicial clerk from 1992 to 1993 with the chief judge of the United States District Court for the District of Delaware. She also has over ten years of management experience in the automotive industry with automotive manufacturers Subaru of America, Inc. and Chrysler Corporation. Ms. Knese holds a Bachelor of Science degree in Management/Marketing from Saint Joseph's University, a Master of Business Administration degree from Drexel University and a Juris Doctor degree, summa cum laude, from Temple University School of Law.

        David L. Zylka joined us in January 2000 as Vice President—Engineering, and in January 2004 he was appointed our Chief Technology Officer. In this role he is responsible for overseeing all activities within the engineering, network operations, implementation and information technology organizations of the company. Mr. Zylka has 13 years experience in the telecommunications industry. From January 1999 to December 1999, he served as Vice President of Engineering for Frontier Cellular Communications in Rochester, New York where he developed and executed a $59 million CDMA (code division multiple access) network expansion plan. Before he joined Frontier Cellular Communications, Mr. Zylka held various positions at Comcast Communications in Philadelphia, Pennsylvania from May 1991 to November 1998, most recently as Vice President of Operational and Performance Engineering for the Comcast Cellular network. Mr. Zylka holds a Bachelor of Science degree in Electrical Engineering from the United States Military Academy at West Point and a Master of Science degree in Information Systems Management from Golden Gate University.

        Andrew W. Buffmire joined us in May 2000 as Vice President-Business Development. He is responsible for the development and negotiation of strategic business transactions. Prior to joining us, Mr. Buffmire was a Director in the Sprint PCS Affiliates Program. He joined Sprint PCS in January 1996 during its initial development stage. At Sprint PCS he led the state-related regulatory compliance, network infrastructure and interconnection negotiations for the market entry of Sprint PCS and provided legal counsel for various aspects of the network build-out. Before joining Sprint PCS, Mr. Buffmire was an attorney in private legal practice in Salt Lake City, Utah for 16 years, with the exception of two years (1985-1987), when he was the founder, general counsel and registered principal of an NASD-registered investment banking firm. Mr. Buffmire interned with the Commission of the European Economic Community (EU) in Brussels, Belgium. He has a Bachelor of Arts degree in International Relations from the University of Southern California, a Juris Doctor degree from the University of Utah and a Master of Laws degree from the London School of Economics and Political Science. Mr. Buffmire serves on the board of directors of Crown Energy Corporation.

Summary Compensation Table

        The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer and our four most highly compensated executive officers who served in such capacities as of December 31, 2003, collectively referred to below as the "named executive officers," for the years ended December 31, 2003, 2002 and 2001:

		Annual Compensation			Securities Underlying Option Awards (# of shares)(1)
Name and principal position						All Other Compensation ($)
	Year	Salary($)		Bonus($)
Donald A. Harris	2003	233,264		251,252	—	6,000	(2)
Chairman, President and Chief	2002	221,308		174,921	—	5,500	(2)
Executive Officer	2001	210,000		396,546	—	4,961	(2)
Dean E. Russell	2003	220,363		232,725	100,000	12,957	(3)
Chief Operating Officer	2002	219,863		150,492	200,000	12,419	(4)
	2001	195,000		200,535	—	4,928	(2)
James J. Volk	2003	182,375		192,606	125,000	5,273	(2)
Chief Financial Officer	2002	165,000	(5)	130,350	100,000	3,342	(2)
	2001	76,154		76,901	200,000	2,094	(2)
Patricia E. Knese	2003	184,800		187,646	90,000	5,544	(2)
Vice President and General Counsel	2002	177,231		79,200	100,000	19,348	(6)
	2001	160,000		113,697	—	2,445	(2)
Andrew W. Buffmire	2003	161,850		51,177	60,000	4,856	(2)
Vice President-Business	2002	156,000		41,886	—	4,680	(2)
Development	2001	153,692		32,239	—	4,791	(2)

(1)
In August 2003, UbiquiTel granted Mr. Russell stock options to purchase up to 100,000 shares of common stock at an exercise price of $1.52 per share, vesting in four equal installments beginning on August 7, 2004 subject to earlier vesting upon a change of control; and in May 2002, UbiquiTel granted Mr. Russell stock options to purchase up to 200,000 shares of common stock at an exercise price of $1.86 per share, vesting in four equal installments beginning on May 2, 2003 subject to earlier vesting upon a change of control. In August 2003, UbiquiTel granted Mr. Volk stock options to purchase up to 125,000 shares of common stock at an exercise price of $1.52 per share, vesting in four equal installments beginning on August 7, 2004 subject to earlier vesting upon a change of control; in May 2002, UbiquiTel granted Mr. Volk stock options to purchase up to 100,000 shares of common stock at an exercise price of $1.86 per share, vesting in four equal installments beginning on May 2, 2003 subject to earlier vesting upon a change of control; and in July 2001, UbiquiTel granted Mr. Volk stock options to purchase up to 200,000 shares of common stock at an exercise price of $7.20 per share (which exercise price was reduced to $4.00 per share on May 2, 2002), vesting in four equal installments beginning on July 16, 2002 subject to earlier vesting upon a change of control. In August 2003, UbiquiTel granted Ms. Knese stock options to purchase up to 90,000 shares of common stock at an exercise price of $1.52 per share, vesting in four equal installments beginning on August 7, 2004 subject to earlier vesting upon a change of control; and in May 2002, UbiquiTel granted Ms. Knese stock options to purchase up to 100,000 shares of common stock at an exercise price of $1.86 per share, vesting in four equal installments beginning on May 2, 2003 subject to earlier vesting upon a change of control. In August 2003, UbiquiTel granted Mr. Buffmire stock options to purchase up to 60,000 shares of common stock at an exercise price of $1.52 per share, vesting in four equal installments beginning on August 7, 2004 subject to earlier vesting upon a change of control.

(2)
Represents the amount contributed by UbiquiTel as a company match to the executive officer's 401(k) plan account.

(3)
Of such amount, $6,957 represents the value of a sales incentive trip and a gross up in salary to cover taxes paid in connection with the value of the trip and $6,000 represents the amount contributed by UbiquiTel as a company match to Mr. Russell's 401(k) plan account.

(4)
Of such amount, $6,919 represents the value of a sales incentive trip and a gross up in salary to cover taxes paid in connection with the value of the trip and $5,500 represents the amount contributed by UbiquiTel as a company match to Mr. Russell's 401(k) plan account.

(5)
Mr. Volk's annualized salary was $165,000 for 2001, and the amount shown represents salary paid during 2001 beginning on his hire date of July 16, 2001.

(6)
Of such amount, $7,446 represents a paid time off payout to Ms. Knese, $7,264 represents the value of a sales incentive trip and a gross up in salary to cover taxes paid in connection with the value of the trip and $4,638 represents the amount contributed by UbiquiTel as a company match to Ms. Knese's 401(k) plan account.

Stock Option Grants

        The following table sets forth grants of stock options to acquire shares of UbiquiTel's common stock made during the year ended December 31, 2003 to the named executive officers. No stock appreciation rights were granted to these individuals during that year.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($)/(Sh)	Expiration Date
					5%($)	10%($)
Donald A. Harris	—	—	—	—	—	—
Dean E. Russell	100,000	6.8%	1.52	8/7/13	95,592	242,249
James J. Volk	125,000	8.6%	1.52	8/7/13	119,490	302,811
Patricia E. Knese	90,000	6.2%	1.52	8/7/13	86,033	218,024
Andrew W. Buffmire	60,000	4.1%	1.52	8/7/13	57,355	145,349

(1)
Subject to earlier vesting upon a change of control, the options vest annually in four equal installments beginning on August 7, 2004.

(2)
Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the option term. The amounts have been calculated based on the assumed appreciation rates shown in the table, assuming a per share market price equal to the market price on the date of grant. The actual value, if any, the named executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, if the executive were to sell the shares on the date of exercise, so there is no assurance that the value realized will be equal to or near the potential realizable value as calculated in this table.

Option Holdings

        The following table provides summary information regarding options held by each of our named executive officers as of December 31, 2003. No named executive officer exercised stock options during 2003.

	Number of Securities Underlying Unexercised Options		Value of Unexercised In-the-Money Options (1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Donald A. Harris	2,540,000	—	$5,560,060	—
Dean E. Russell	650,000	250,000	$698,150	$241,250
James J. Volk	125,000	300,000	$20,725	$208,300
Patricia E. Knese	81,250	183,750	$20,725	$167,385
Andrew W. Buffmire	56,250	78,750	—	$70,140

(1)
The values of unexercised in-the-money options are based on the difference between the closing sale price per share of UbiquiTel's common stock of $2.689 on December 31, 2003 and the respective option exercise prices.

Employment Agreements

        In November 2002, we entered into a new employment agreement with Donald A. Harris, our Chairman of the Board, President and Chief Executive Officer, due to the expiration of the existing employment agreement between us, which provides for a three-year term and an annual base salary of $231,500 with a guaranteed minimum annual increase of 5% for the second and third year of the term. In addition to his base salary, Mr. Harris is eligible to receive bonuses in such amounts and at such times as determined by the disinterested members of the board of directors. The employment agreement provides that Mr. Harris' employment may be terminated by us with or without cause (as defined in the employment agreement) at any time, or by Mr. Harris for any reason at any time upon 30 days' written notice to us. If we terminate the employment of Mr. Harris without cause, or if Mr. Harris terminates his employment for good reason (as defined in the employment agreement), within 30 days of termination (or such other date mutually agreed to) we must pay Mr. Harris a single lump sum payment in cash equal to one year's gross salary in effect at the time of termination, plus all outstanding unreimbursed expenses. Following termination for a period of one year, we are required to maintain for Mr. Harris health, life insurance, long-term disability, dental and medical programs specified in the employment agreement. If we are required to make such payment within 24 months of a change of control (as defined in the employment agreement) or Mr. Harris is terminated without cause or terminates for good reason due to, and within six months prior to, a change of control, Mr. Harris would be entitled to receive a lump sum cash payment (in lieu of any other payments), within 30 days of termination, equal to 2.99 times of Mr. Harris' annual gross salary and bonus for the year in which the change of control occurs or the immediately preceding year, whichever is higher. Mr. Harris would be entitled to health, life insurance, long-term disability, dental and medical program benefits for him and his family for the greater of 12 months or the remainder of the term as if his employment had not been terminated. Mr. Harris has agreed not to disclose any of our confidential information, and not to solicit any of our employees during his employment and for a period of one year after his employment is terminated for any reason whatsoever.

        In November 2003, we entered into employment agreements with James J. Volk, our Chief Financial Officer, and Patricia E. Knese, our Vice President and General Counsel. The agreements provide that the executive officer's employment may be terminated by us with or without cause (as defined in the agreement) at any time, or by the executive officer for any reason at any time upon 30 days' written notice to us. If we terminate the employment of the executive officer without cause, or if the executive officer terminates his or her employment for good reason (as defined in the agreement), within 30 days of termination (or such other date mutually agreed to) we must pay the executive officer a single lump sum payment in cash equal to the total of one year's gross salary in effect at the time of termination and the amount of the executive officer's bonus for the fiscal year preceding the year in which the termination occurs, plus all outstanding unreimbursed expenses. If we are required to make such payment within 24 months of a change of control (as defined in the agreement) or the executive officer is terminated without cause or terminates for good reason due to, and within six months prior to, a change of control, the executive officer would be entitled to receive from us or our successor-in-interest, as applicable, a lump sum cash payment, within 30 days of termination, equal to two times the executive officer's gross salary, excluding bonus, for the twelve-month period preceding the date of termination, plus all outstanding unreimbursed expenses, and the executive officer's outstanding stock options will terminate on the earlier of the date that is three years following the date on which the executive officer's employment is terminated or the termination date in the applicable stock option agreement. Following a termination by us or our successor-in-interest, if applicable, of the executive officer without cause, in connection with a change of control or otherwise, for a period of one year following termination, we are required to maintain for the executive officer health, life insurance, long-term disability, dental and medical program benefits to which the executive officer is then entitled. The executive officers have agreed not to disclose any of our confidential information, and not to solicit any of our employees during their employment and for a period of one year after their employment is terminated for any reason whatsoever.

        UbiquiTel entered into an agreement with Dean E. Russell, our Chief Operating Officer, upon his joining the company, to pay him one year's annual salary in the event of a change of control of the company in which his employment is involuntarily terminated.

Benefit Plans

        Amended and Restated 2000 Equity Incentive Plan.    UbiquiTel's 2000 equity incentive plan was adopted by UbiquiTel's board of directors and shareholders. The purpose of the equity incentive plan is to attract and retain the services of key management, employees, outside directors and consultants by providing those persons with a proprietary interest in us. The compensation committee administers the plan and may grant stock options, which may be incentive stock options or nonqualified stock options that do not comply with Section 422 of the Internal Revenue Code, stock appreciation rights, restricted stock and other equity-based awards to eligible persons with such terms and conditions as are determined by the committee. Up to a maximum of 7,500,000 shares of common stock of UbiquiTel are issuable under the plan. Awards paid in cash are not counted against the number of shares that may be issued under the equity incentive plan. The committee may grant one or more types of awards in any combination to a particular participant in a particular year, with certain limitations. The equity incentive plan provides for all awards granted under the plan to become fully vested and, if applicable, exercisable upon a change in control. Subject to earlier termination by our board of directors, the equity incentive plan will remain in effect until all awards have been satisfied in stock or in cash or terminated under the terms of the equity incentive plan and all restrictions imposed on stock in connection with its issuance under the equity incentive plan have lapsed.

        401(k) Retirement Plan.    We have established a tax qualified employee savings and retirement plan. Employees may elect to contribute up to 15% of their annual compensation on a pre-tax basis, subject to applicable federal limitations. "Highly Compensated Employees," as defined in the retirement plan, are subject to certain other provisions regarding the amount of eligible contributions. Employee contributions may begin on the date of hire and are immediately vested. Currently, we do make matching contributions to the retirement plan, and may in the future make profit sharing contributions if and when UbiquiTel becomes profitable.

        Amended and Restated 2002 Employee Stock Purchase Plan.    UbiquiTel's employee stock purchase plan was adopted by UbiquiTel's board of directors and shareholders. The purpose of the plan is to provide an incentive for our employees to purchase our common stock and acquire a proprietary interest in us. A committee of officers designated by UbiquiTel's board of directors administers the plan, though the board of directors may directly administer the plan in any regard in lieu of the committee. The rights to purchase our common stock granted under the plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code. Up to 1,000,000 shares of our common stock are issuable under the plan. Under the terms of the plan, during any calendar year there are four quarterly offering periods beginning January 1st, April 1st, July 1st and October 1st, during which eligible employees can participate. The purchase price is the lower of 85% of fair market value of our common stock on the first business day of the offering period or 85% of the fair market value of our common stock on the last business day of the offering period. In October 2002, our board of directors approved amendments to the plan, which, among other items, authorized the suspension of the plan. The plan was suspended effective with the offering period beginning January 1, 2003 through the offering period ended December 31, 2003. Subsequently, the plan was resumed effective with the offering period beginning January 1, 2004.

Noncompetition Agreements

        In connection with the granting of any stock options or equity-based awards under our equity incentive plan to any of our employees, each employee is required to enter into a noncompetition agreement. These agreements provide that for so long as the employee works for us, and for a period of one year after the employee's termination for any reason, the employee may not disclose in any way any confidential information. The agreements also provide that for so long as the employee works for us and for a period of one year after the employee's termination for any reason, the employee is prohibited from:

    •
    engaging in the same business or in a similar capacity in our markets;

    •
    soliciting business in competition with us; and

    •
    hiring any of our employees or directly or indirectly causing any of our employees to leave their employment to work for another employer.

        In the event of a breach of the noncompetition agreement by an employee, we have the option to repurchase any and all shares held by the employee at the employee's exercise price. We also may pursue any other remedies provided by law or in equity.

Limitation on Liability and Indemnification Matters

        Our certificate of incorporation and bylaws limit the liability of directors and executive officers to the maximum extent permitted by Delaware law. The limitation on our directors' and executive officers' liability may not apply to liabilities arising under the federal securities laws. Our certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and executive officers pursuant to our certificate of incorporation and bylaws, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information as of December 31, 2003 with respect to our equity compensation plans in effect as of December 31, 2003.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders
Amended and Restated 2000 Equity Incentive Plan	4,097,875	$2.20	3,312,125
1999 stock option grant to Donald A. Harris	2,540,000	$0.50	0
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	6,637,875		3,312,125

PERFORMANCE GRAPH

        The chart below compares the cumulative total shareholder return on UbiquiTel's common stock with the cumulative total return on the Nasdaq Stock Market (U.S.) and the Nasdaq Telecommunications Index for the period commencing June 7, 2000 (the first day of trading of our common stock after our initial public offering) and ending December 31, 2003, assuming an investment of $100 and the reinvestment of any dividends.

        The base price for our common stock is the initial public offering price of $8.00 per share. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the common stock.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG UBIQUITEL INC., THE NASDAQ STOCK MARKET (U.S.)
AND THE NASDAQ TELECOMMUNICATIONS INDEX

Cumulative Total Return

	6/7/00	12/31/00	12/31/01	12/31/02	12/31/03
UBIQUITEL INC.	$100.00	$68.75	$93.13	$5.00	$33.61
NASDAQ STOCK MARKET (U.S.)	$100.00	$64.01	$50.80	$34.78	$52.18
NASDAQ TELECOMMUNICATIONS	$100.00	$52.12	$27.58	$12.68	$21.40

CERTAIN TRANSACTIONS

        On February 26, 2003, our wholly-owned subsidiary UbiquiTel Operating Company completed a private placement exchange of $48.2 million aggregate principal amount of its 14% senior discount notes due May 15, 2010 and $9.6 million in cash for $192.7 million aggregate principal amount of its outstanding 14% senior subordinated discount notes due April 15, 2010. On February 14, 2003, we entered into a note purchase agreement with our directors Bruce E. Toll, Peter Lucas and Joseph N. Walter or their affiliates and nine other accredited investors in order to raise cash to primarily fund the cash portion of UbiquiTel Operating Company's exchange offer. Under the note purchase agreement, our directors or their affiliates purchased from us at various times in February 2003 through May 2003 for aggregate consideration of $3,751,240 an aggregate of approximately $4,989,000 principal amount of UbiquiTel Operating Company's Series B senior discount notes due 2008 (the "Series B Notes") and detachable warrants to purchase up to 3,751,240 shares of our common stock at an exercise price of $0.01 per share, which warrants have subsequently been exercised. UbiquiTel Operating Company redeemed all Series B Notes issued to all investors on February 27, 2004 with a portion of the proceeds from its sale of $270 million aggregate principal amount of 9 7/8% senior notes due 2011 consummated on February 23, 2004.

RELATIONSHIP WITH INDEPENDENT AUDITORS

        The firm of PricewaterhouseCoopers LLP ("PwC"), independent auditors, audited our financial statements for the year ended December 31, 2003. UbiquiTel has had no disagreements with PwC on accounting and financial disclosures. PwC's work on our audit for 2003 was performed by full time, permanent employees and partners of PwC. PwC has been reappointed to serve as our independent auditors for 2004.

        On May 15, 2002, upon the recommendation of the audit committee of the board of directors of UbiquiTel, the board of directors approved the dismissal of Arthur Andersen LLP ("Andersen") as our independent public accountants and the appointment of PwC to serve as our independent public accountants for the fiscal year ended December 31, 2002. Andersen's report on our consolidated financial statements for the fiscal year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal year ended December 31, 2001 and through the date of Andersen's dismissal as our independent public accountants on May 15, 2002, there were no disagreements between Andersen and us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter in connection with its report on our consolidated financial statements for such year. There were no reportable events as listed in Item 304 (a)(1)(v) of Regulation S-K of the Securities Act.

        UbiquiTel provided Andersen with a copy of the foregoing statements in May 2002 and filed as Exhibit 16 to its Current Report on Form 8-K dated May 15, 2002 a copy of Andersen's letter, dated May 15, 2002, stating its agreement with such statements.

        During the fiscal year ended December 31, 2001 and through the date of PwC's appointment as our independent public accountants on May 15, 2002, we did not consult with PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304 (a)(2)(i) and (ii) of Regulation S-K of the Securities Act.

        One or more representatives of PwC are expected to attend the annual meeting and be available to respond to appropriate shareholder questions and to make a statement if they so desire.

FEES PAID TO OUR INDEPENDENT AUDITORS

        The rules of the SEC require us to disclose fees billed by our independent auditors for services rendered to us for each of the years ended December 31, 2003 and 2002.

Audit Fees

        The aggregate fees billed by PwC for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2003 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the first three fiscal quarters of 2003 were approximately $542,000.

        The aggregate fees billed by PwC for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the first three fiscal quarters of 2002 were approximately $262,000. The aggregate fees billed by Andersen for professional services rendered for the review of the financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 were $22,500.

Audit-Related Fees

        PwC billed approximately $17,500 and $16,000 for audit-related fees for professional services rendered to us for the audit of the UbiquiTel 401(k) retirement plan for the years ended December 31, 2003 and 2002, respectively.

Tax Fees

        PwC billed approximately $442,000 in tax fees for professional services rendered to us during the year ended December 31, 2003 for tax compliance related to our 2002 corporate income tax returns and state capital stock and franchise tax returns, as well as sales and use tax research and corporate income tax research and planning with respect to our employee stock purchase plan, consummation of our debt-for-debt exchange, net operating losses and sale of wireless radio communication towers.

        PwC billed approximately $571,000 in tax fees for professional services rendered to us during the year ended December 31, 2002 for tax compliance related to 2002 and 2001 corporate income tax returns, 2002 and 2001 property tax filings and 2002 sales and use tax research, as well as tax consulting related to the acquisition of VIA Wireless LLC, the employee stock purchase plan and capital stock taxes.

        Arthur Andersen LLP billed approximately $247,000 in tax fees for professional services rendered to us during the year ended December 31, 2002 related to 2002 and 2001 state and local tax consulting and compliance, 2002 property tax filings and tax consulting related to the acquisition of VIA Wireless LLC.

All Other Fees

        PwC billed approximately $79,000 for revenue assurance assessment services rendered to us for the year ended December 31, 2003. The scope of these services focused primarily on Sprint invoicing (billing) and our network operations, utilizing reconciliations and other procedures to identify and quantify revenue leakages.

Policy Concerning Approval of Audit and Non-Audit Services

        In 2003, the audit committee adopted a formal policy concerning approval of audit and non-audit services to be provided to us by PwC. The policy requires that all services to be provided by PwC, including audit services and permitted audit-related and non-audit services, must be pre-approved by the audit committee. The audit committee approved all audit and non-audit services provided by PwC during 2003.

MISCELLANEOUS

Section 16 Beneficial Ownership Reporting Compliance

        Section 16 of the Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish us with copies of all Section 16 reports they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, we believe that all Section 16 filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were complied with during the year ended December 31, 2003, other than a one-day late filing of a Form 4 by Joseph N. Walter in connection with the purchase of warrants to buy common stock in April 2003 and late filings of Forms 4 by Dean E. Russell, James J. Volk, Patricia E. Knese and Andrew W. Buffmire in connection with option grants made in August 2003.

Annual Report on Form 10-K

        We have mailed copies of our 2003 annual report to shareholders with this proxy statement to holders of shares of our common stock as of the record date. We will provide without charge, to each holder of shares of common stock as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 as filed with the SEC on the written request of any such holder addressed to Secretary at UbiquiTel Inc., One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428.

SHAREHOLDER PROPOSALS

        Under SEC rules, a shareholder who intends to present a proposal at the 2005 annual meeting of UbiquiTel shareholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the Secretary of UbiquiTel, at the address referenced above, no later than December 15, 2004.

        Shareholders who do not wish to follow the SEC rules in proposing a matter for action at the 2005 annual meeting must notify UbiquiTel in writing of the information required by UbiquiTel's bylaws dealing with shareholder proposals. The notice must be delivered to UbiquiTel's Secretary between January 30, 2005 and March 31, 2005. You can obtain a copy of UbiquiTel's bylaws by writing UbiquiTel's Secretary at the address referenced above.

OTHER MATTERS

        As of the date of this proxy statement, our board of directors does not know of any other matters that will be presented for consideration at the annual meeting other than as described in this proxy statement.

FORM OF PROXY

UBIQUITEL INC.
PROXY FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
May 14, 2004

The undersigned shareholder(s) of UbiquiTel Inc., a Delaware corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Donald A. Harris, Dean E. Russell, James J. Volk and Patricia E. Knese, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2004 Annual Meeting of Shareholders of the Company to be held on May 14, 2004, at 9:00 a.m., local time, at the Company's corporate offices at One West Elm Street, Conshohocken, Pennsylvania, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.

1. To elect the following nominees as Class I directors, each for a three-year term ending in 2007: James E. Blake, Peter Lucas and Bruce E. Toll.
☐	FOR the nominees above (except as marked below)	☐	WITHHELD for all nominees above
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

2. To transact any other business as may properly be brought before the annual meeting.

This proxy will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

Receipt of the Notice of 2004 Annual Meeting of Shareholders and accompanying Proxy Statement, together with the Annual Report is hereby acknowledged.

IMPORTANT—PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

        NOTE:    Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

Signature(s)	Date	, 2004
Signature(s)	Date	, 2004

QuickLinks

UBIQUITEL INC. One West Elm Street, Suite 400 Conshohocken, Pennsylvania 19428
NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2004
UBIQUITEL INC. One West Elm Street, Suite 400 Conshohocken, Pennsylvania 19428
PROXY STATEMENT
TABLE OF CONTENTS
ABOUT THE MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL: ELECTION OF CLASS I DIRECTORS
BOARD MATTERS AND CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG UBIQUITEL INC., THE NASDAQ STOCK MARKET (U.S.) AND THE NASDAQ TELECOMMUNICATIONS INDEX
Cumulative Total Return
CERTAIN TRANSACTIONS
RELATIONSHIP WITH INDEPENDENT AUDITORS
FEES PAID TO OUR INDEPENDENT AUDITORS
MISCELLANEOUS
SHAREHOLDER PROPOSALS
OTHER MATTERS
UBIQUITEL INC. PROXY FOR 2004 ANNUAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS May 14, 2004
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.